UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials


                               Delta Apparel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

[LOGO]                         DELTA APPAREL, INC.
                        2750 Premiere Parkway, Suite 100
                              Duluth, Georgia 30097
                            Telephone (678) 775-6900

                                October 31, 2000


                             YOUR VOTE IS IMPORTANT
                     DO NOT SIGN RAINSFORD'S BLUE PROXY CARD
                 ONLY VOTE THE WHITE PROXY CARD FROM YOUR BOARD


Dear Fellow Shareholders:

     By now you have received proxy materials from your Delta Apparel Board and proxy materials from a renegade group organized by Bettis Rainsford relating to the annual meeting of Delta Apparel's shareholders scheduled for November 7, 2000. PLEASE DISREGARD ANY BLUE PROXY CARD SENT TO YOU BY RAINSFORD. WE STRONGLY BELIEVE THAT YOUR BEST INTERESTS ARE SERVED BY SIGNING, DATING AND RETURNING DELTA APPAREL'S WHITE PROXY CARD.

     Your Board at Delta Apparel has served you well and is best prepared to act in the best interests of the Delta Apparel shareholders. OUR RECORD SPEAKS FOR
ITSELF:

o UNDER CURRENT MANAGEMENT, YOUR STOCK HAS GONE UP 90% - from about 83/4on June 30, 2000, to 16 5/8 on October 27, 2000.

o UNDER CURRENT MANAGEMENT, PROFITS HAVE GROWN TO RECORD LEVELS - the Company has improved from an annual operating loss of $9.7 million in FY '99 to an annual operating income of $12.2 million in FY '00, and to $4.6 million for the first quarter of FY '01.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO COMPLETE, SIGN, DATE AND RETURN MANAGEMENT'S WHITE PROXY CARD, IN ITS POSTAGE-PAID ENVELOPE, VOTING "FOR" ALL OF ITS NOMINEES. If you have already completed a WHITE proxy card and returned it to the Board, we thank you for your support and your confidence in us, but we ask that you sign and return the enclosed card to insure that your vote gets properly counted.

         REMEMBER:  PLEASE  DO NOT  RETURN  THE BLUE  PROXY  CARD TO  RAINSFORD.
                               ===
Sending in a blue card will negate any prior white card that you have sent. If you have returned a blue proxy card, please change your vote to protect your interests by SIGNING AND RETURNING A WHITE PROXY CARD. Your latest dated proxy card will determine how your shares are voted at the meeting.

         If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for Delta Apparel's nominees on the WHITE proxy card.
                                                        -----

         We appreciate your continued support and will continue to update you on developments on this proxy contest. You are likely to receive more mailings from Rainsford and his proxy solicitor. If you have any questions about Delta Apparel or your investment, please call Georgeson toll free at (800) 223-2064.

                                   Sincerely,

                                   /s/ E. Erwin Maddrey, II
                                   -------------------------------
                                   E. Erwin Maddrey, II
                                   Chairman




If you have any questions, need another copy of our Proxy Statement for the Annual Meeting or need further assistance in voting your shares, please call:

                   GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                          17 State Street, 10th Floor
                               New York, NY 10004
                         Call Toll Free (800) 223-2064\




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